Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-132335, 333-138489, 333-139118, 333-142773, 333-152083) and in the Registration Statements on Form S-8 (Nos. 333-147270) of Developers Diversified Realty Corporation of our report dated February 27, 2009 relating to the financial statements of DDRTC Core Retail Fund LLC, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Cleveland, Ohio
February 27, 2009